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                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of July 1, 1996 between Cellular Telecom Corporation d/b/a INTELLICELL CORP., a California corporation (the "Employer" or the "Company"), and James E. Bunting (the "Employee").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the Employer desires, subject to approval of the Board of Directors of the Company (the "Board"), to employ the Employee as its Executive Vice President, Chief Operating Officer and Chief Financial Officer and to be assured of his services as such on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

     1. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a three-year period commencing effective as of July 1, 1996 (the "Effective Date") (such period being herein referred to as the "Term").

     2. Employee Duties.

     (a) During the term of this Agreement, the Employee shall have the duties and responsibilities of Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Employer, reporting directly to the President of Employer and the Board.

     (b) The Employee shall devote all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices or such other place as the Board shall determine, although the Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection with the business of the Company.

     3. Compensation.

     (a) During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $70,000 per annum, payable in accordance with the Company's


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payroll procedure, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased at the discretion of the Board.

     (b) In addition to the foregoing, the Employee shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by the Board during the term of his employment hereunder. The Company agrees, subject to Board approval and approval of the Company's Stock Option Plan by its shareholders, to grant to Employee options to purchase an aggregate of 50,000 shares of Common Stock, exercisable as to one-third of the Shares covered thereby on the first, second and third anniversaries of the date of grant, respectively, at an exercise price equal to the public offering price per share of an initial public offering of the Company's Common Stock. Such options will be exercisable for a period of five (5) years following the date of grant.

     4. Benefits.

     (a) During the term of this Agreement, the Employee shall have the right to participate in such health and disability insurance plans which the Company may provide to its senior executive officers and for which the Employee is eligible, the premiums of which shall be paid by the Company.

     (b) During the term of this Agreement, the Employee will be entitled to paid vacation in accordance with the Company's policy. Such vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

     5. Travel Expenses. All travel and other expenses, including business class air fare (or coach fares when business class is not available), incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer provided that such expenses are preapproved by the President of the Company, upon presentation of appropriate documentation therefor.

     6. Termination. Notwithstanding the provisions of Section 1 hereof, the Employee's employment with the Employer may be earlier terminated as follows:

     (a) By action taken by the Board, the Employee may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Employee pursuant to this Section 6(a), the Employer shall have no further obligation or duties to the Employee, except for payment of Salary through the effective date of termination, and

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as provided in Section 5, and the Employee shall have no further obligations or duties to the Employer, except as provided in Section 7.

     (b) In the event of (i) the death of the Employee or (ii) by action of the Board in the event of the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for an aggregate period of 180 days during the term of this agreement, during which 180 day period Salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Employee's employment under this Section 6(b), the Employer shall have no further obligations or duties to the Employee, except as provided in Section 5, and the Employee shall have no further obligations or duties to the Employer, except as provided in Section 7.

     (c) In the event that Employee's employment with the Employer is terminated by action taken by the Board without cause, then the Employer shall have no further obligation or duties to Employee, except for payment of Salary through the second full month following the effective date of termination and as provided in Section 5 and Section 7, and Employee shall have no further obligations or duties to the Employer, except as provided in Section 7.

     (d) For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment under this Agreement upon (i) the failure by the Employee to substantially perform his duties under this Agreement, (ii) the engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (iii) the conviction of the Employee of a felony, (iv) gross negligence on the part of the Employee or (v) other misconduct of the Employee in the performance of his duties hereunder. The Company shall give written notice to the Employee, which notice shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clauses (i) or (v) above.

     7. Confidentiality; Noncompetition.

     (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal or written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general

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information which is in the public domain) other than as the result of breach of the provisions of this Section 7(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during his employment or subsequent to the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret (as defined for purposes of California law) at any time during or after the termination of employment. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

     (b) In consideration of Employer's hiring Employee, the payment by the Employer to the Employee as described below and for other good and valuable consideration, the Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities. The Employee hereby further agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, employees or agents. If Employee is terminated by the Board pursuant to Section 6(c) hereof, Employer shall pay to Employee on the date of such termination an amount equal to four full months of the Employee's annual salary in effect at the time of termination. However, if the Employee resigns or is terminated pursuant to Sections 6(a) and 6(b) hereof, the Employee shall not be entitled to such payment.

     (c) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 7(b) above shall serve as a prohibition against him, during the period referred to therein,

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directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

     (d) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession or under the control of the Employee including all copies thereof, shall be promptly returned to the Company.

     (e) (i) The Employee agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company or are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

          (ii) If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

          (iii) The Employee agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

     (f) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may

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acquire, obtain, develop or create in connection with and during the term of the
Employee's employment hereunder, free and clear of any claims by the Employee
(or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

     (g) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

     (h) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 7(g) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of
Section 7, and the Employee hereby agrees to account for any pay over such Benefits to the Company.

     (i) Each of the rights and remedies enumerated in Section 7(g) and 7(h) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     (j) If any provision contained in this Section 7 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     (k) If any provision contained in this Section 7 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

     (1) It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to


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the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this
Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     8. Board of Directors. The Company will, during the term of this Agreement, recommend and use its reasonable best efforts to have the Employee elected as a member of the Board.

     9. General. This Agreement is further governed by the following provisions:

          (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

               To the Employer:

                         Intellicell Corp.
                         6929 Hayvenhurst Avenue
                         Van Nuys, California 91406
                         Attention: Ben Neman

               To the Employee:

                         James E. Bunting
                         775 San Rafael Terrace
                         Pasadena, California 91105

               With, in either case, a copy in the same manner to:

                         Tenzer Greenblatt LLP
                         405 Lexington Avenue
                         New York, New York 10174
                         Attention: Robert J. Mittman, Esq.

          (b) Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This

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     Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in Los Angeles County, California, or in the state and county in which such violation may occur, at Employer's election.

          (e) Warranty. Employee hereby warrants and represents as follows:

               (i) That the execution of this Agreement and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

               (ii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

          (f) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

          (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                   CELLULAR TELECOM CORPORATION D/B/A
                                   INTELLICELL CORP.

                                   By: ____________________________________
                                       Name: Ben Neman, President

                                       ____________________________________
                                               JAMES E. BUNTING